Exhibit 99.1

FOR IMMEDIATE RELEASE

Borqs’ Connectivity Business Unit ranked among top 3 MVNOs in China for the third consecutive year

SANTA CLARA, Calif. (Oct 17, 2018) - Borqs Technologies, Inc. (NASDAQ: BRQS) - a global leader in embedded software, products and cloud solutions for the Internet of Things (IoT), announced today that its Connectivity Business Unit, operated by its subsidiary YuanTel (Beijing) Telecommunications Technology, Co., Ltd. (Yuantel), has been ranked as one of the top 3 mobile virtual network operators (MVNOs) in China for the third consecutive year by the CCIDCOM (www.ccidcom.com), a leading China telecom information portal of the China Electronic Information Industry Development and Research Institute. The ranking is based on various criteria, including market influences, business and technology innovation, and customer satisfaction.

Since the establishment our mobile virtual network operator business, Yuantel has focused on innovative mobile Internet and the Internet of Things (IoT) services. It has filed 19 patents in China, with 8 of them granted and the remaining in review. In August 2018, Yuantel launched its patented eSIM+ business platform. The eSIM+ platform provides end-to-end functionality, which enables businesses to launch their IoT solutions more efficiently. The platform of Software Development Kit (SDK) allows an IoT device (e.g. wearable device) to dynamically obtain a new mobile number and perform real-time user identification with facial recognition, which is a requirement by the Chinese government for SIM activation. The backend server of the platform provides all the needed backend services for businesses to perform provisioning, charging and billing.

We have recently integrated our eSIM+ platform with LE01 smartwatch of Shenzhen LAOLE Health Technology Co., Ltd. (LAOLE), which was unveiled on September 17, 2018 at The London Fashion Week. The LE01 is a testament to the successful strategic partnership between Yuantel and LAOLE, and is among a series of collaborations and innovations in development between the two companies.

Zhibin Liu, CEO of LAOLE, said, “Following the successful launch of the LE01, we are raising the bar for communications innovation. Yuantel has provided an exclusive eSIM+ solution to offer convenient and efficient services to our customers. LAOLE and Yuantel will continue to collaborate to improve user experiences in upcoming wearable devices from LAOLE.”

“It is our honor to be recognized by an industry expert such as CCIDCOM as one of the top 3 MVNOs in China for the third consecutive year. We are starting to see a proliferation of IoT services in China. Our newly launched eSIM+ platform will enable companies to launch their services more efficiently and effectively. We are very pleased that the eSIM+ platform has been adopted by LAOLE.”, said Jason Wang, President of the Connectivity Business Unit.

About Borqs: Borqs Technologies (NASDAQ: BRQS) is a global leader in software and products for IoT providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions. Borqs has achieved leadership and customer recognition as an innovative end-to-end IoT solutions provider leveraging its strategic chipset partner relationships as well as its broad software and IP portfolio. BORQS designs, develops and provides turnkey solutions across device form factors such as smartphones, tablets, smartwatches, trackers, automotive in-vehicle infotainment and vertical application devices (for restaurants, payments, et al.).  For more information, please visit the Borqs website (http://www.borqs.com).

Forward-Looking Statements: This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “predicts,” “seeks,” “may,” “might,” “plan,” “possible,” “should,” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements may relate to future events or future results, based on currently available information and reflect our managements’ current beliefs.  Many factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements, including, without limitation, market acceptance of our products and services, competition from existing products or new products that may emerge, the implementation of our business model and strategic plans for our business and our products, estimates of our future revenue, expenses, capital requirements and our need for financing, our financial performance, and current and future government regulations, developments relating to our competitors, so  the reader is advised to refer to the Risk Factors sections of the Companies’ filings with the U.S. Securities and Exchange Commission for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Except as expressly required by applicable securities law, the Company disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Borqs Contacts:

Michelle Wang, Market Communications

Email: michelle.wang@borqs.net

Sandra Dou, Investor Relations

Email: sandra.dou@borqs.net